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                                                                   EXHIBIT 10(J)

                           IMPERIAL HOLLY CORPORATION
                   RETIREMENT PLAN FOR NONEMPLOYEE DIRECTORS

    Imperial Holly Corporation, a Texas corporation with its principal place of business in Sugar Land, Texas, hereby establishes the Imperial Holly Corporation Retirement Plan for Nonemployee Directors, effective April 1, 1992, as follows:

                                   ARTICLE I
                            PURPOSE AND DEFINITIONS

    1.1 PURPOSE OF PLAN. The purpose of this Plan is to provide nonemployee directors of the Company with additional compensation for their current services and to assist the Company in attracting and retaining qualified individuals to serve as Directors.

    1.2  DEFINITIONS.

    (a) 'Affiliated Company' means any company, more than 50% of the voting stock of which is directly or indirectly owned by Imperial Holly Corporation.

    (b) 'Company' means Imperial Holly Corporation.

    (c) 'Credited Service' means the period of service as a Director of the Company, including service prior to the Effective Date, up to the end of the calendar month in which the Director attains age 70. Service as a Director of the Company for any portion of a calendar month shall count as one month of Credited Service under this Plan.

    (d) 'Director' means a member of the Board of Directors of the Company who is not and never has been an employee of the Company or any Affiliated Company, and who is not a Director Emeritus.

    (e) 'Plan' means the Retirement Plan for Nonemployee Directors of Imperial Holly Corporation set forth herein, as the same may be hereafter amended from time to time.

    (f) 'Plan Administrator' means the Treasurer of the Company.

    (g) 'Retainer' means the monthly retainer established by the Board of Directors of the Company and paid monthly for service as a Director, but excluding meeting fees and expense reimbursements.

    (h) 'Retirement' means termination of service as a Director for any reason other than death.

                                   ARTICLE II
                                 ADMINISTRATION

    2.1 PLAN ADMINISTRATION. This Plan shall be administered by the Plan Administrator, who shall serve at the pleasure of the Board of Directors of the Company.

    2.2 POWERS AND DUTIES OF PLAN ADMINISTRATOR. The Plan Administrator shall have the primary responsibility for the administration and operation of the Plan and shall have all powers necessary to carry out such responsibilities, including, but not limited to, the power to promulgate rules of Plan administration, the power to settle any disputes as to rights or benefits arising under the Plan, the power to appoint agents and delegate its duties, and the power to make such decisions or to take such action as the Plan Administrator in his sole discretion deems necessary or advisable to conduct the proper administration of the Plan. The Plan Administrator shall publish and file or cause to be published and filed or disclosed all reports and disclosures required by federal or state law. The Plan Administrator shall keep all such books of accounts, records and other data as may be necessary for the proper administration of the Plan.

    2.3 PAYMENT OF EXPENSES. The Plan Administrator shall serve without compensation for his services, but all expenses incurred in administration of the Plan shall be paid by the Company.

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    2.4  INDEMNITIES.  The Company shall indemnify the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to the Plan, except when the same is determined to be due to the gross negligence or willful misconduct of the Plan Administrator.

                                  ARTICLE III
                                 PARTICIPATION

    3.1 ELIGIBLE DIRECTORS. All Directors who serve on the Board of Directors of the Company on or after April 1, 1992 shall be eligible to participate in this Plan upon completion of three (3) years of Credited Service.

    3.2 DIRECTORS EMERITUS. Those members of the Board of Directors who are Directors Emeritus as of the Effective Date shall not be eligible to participate in this Plan.

                                   ARTICLE IV
                              RETIREMENT BENEFITS

    4.1 NORMAL RETIREMENT DATE. A Director's Normal Retirement Date is the first day of the month coinciding with or next following the Director's sixty-fifth birthday.

    4.2 ELIGIBLE SPOUSE. The Eligible Spouse of a Director is the spouse to whom the Director is married on the earlier of (a) the date retirement payments begin under this Plan, or (b) the date of the Director's death.

    4.3 RETIREMENT BENEFIT. Upon Retirement, an Eligible Director shall be entitled to receive a monthly benefit equal to the monthly Retainer in effect at the time of the Director's Retirement. Such Retirement Benefit shall commence on the later of the Director's Normal Retirement Date or the first day of the month coinciding with or next following the Director's actual Retirement. The Retirement Benefit shall be payable while the Director is living for a period equal to the Director's months of Credited Service, up to a maximum of 120 months. If the Director dies after Retirement Benefits begin and before the expiration of the payment period, payments equal to 50% of the Retirement Benefit shall be continued to such Director's surviving Eligible Spouse, if any, for the balance of the payment period.

    4.4 RETIREMENT AFTER AGE 70. If a Director continues to serve as a Director after attaining age 70, the Director shall not earn Credited Service under this Plan for service after age 70 and the Director's Retirement Benefits shall not commence until the Director's Retirement.

    4.5 SUSPENSION OF RETIREMENT BENEFITS. In the event a former Director who is receiving Retirement Benefits under this Plan returns to service as an active Director, other than in the capacity as a Director Emeritus, payment of the Director's Retirement Benefits shall be suspended and shall commence again on the first day of the month following the month in which such active service as a Director terminates. The amount of each monthly payment following such termination shall be equal to the full Retainer in effect at the time of such termination. The number of monthly payments shall be the number of monthly payments determined under Section 4.3 for all Credited Service as a Director, but reduced by the number of monthly payments made to the individual prior to his or her return to service as an Active Director.

    4.6 LOSS OF RETIREMENT BENEFITS. In the event a Director or former Director becomes an employee of the Company or of any Affiliated Company, Retirement Benefit payments under this Plan shall cease and such individual shall have no right to any further benefits under this Plan.

                                   ARTICLE V
                                 DEATH BENEFITS

    5.1 DEATH AFTER RETIREMENT BENEFITS COMMENCE. In the event of the death of a former Director after Retirement Benefits have commenced under this Plan and before such Retirement Benefits have

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ceased, payments equal to 50% of the monthly retirement benefits shall be paid to the Director's surviving Eligible Spouse, if any, for the balance of the payment period. If the former Director is not survived by an Eligible Spouse, no further payments under this Plan shall be made to any other beneficiary of the former Director or to the estate of the former Director.

    5.2 DEATH WHILE IN SERVICE. Upon the death of an Eligible Director while in service as a Director, a monthly benefit equal to 50% of the monthly Retainer in effect on the date of the Director's death shall be paid to such Director's Eligible Spouse, if any. The Eligible Spouse's benefit will commence on the first day of the month coinciding with, or next following, the Director's death and shall be payable while such Eligible Spouse is living for a period equal to the Director's months of Credited Service up to a maximum of 120 months.

    5.3 DEATH AFTER RETIREMENT BUT BEFORE NORMAL RETIREMENT DATE. Upon the death of a former Eligible Director after his Retirement but before his Normal Retirement Date, a monthly benefit equal to 50% of the monthly Retainer in effect on the date of the Director's Retirement shall be paid to such Director's Eligible Spouse, if any. The Eligible Spouse's benefit will commence on the first day of the month coinciding with, or next following, the Director's death and shall be payable while such Eligible Spouse is living for a period equal to the Director's months of Credited Service up to a maximum of 120 months.

                                   ARTICLE VI
                               CHANGE IN CONTROL

    6.1 EFFECT OF CHANGE IN CONTROL. In the event of a Change in Control, those Directors who are currently participants in this Plan or who would otherwise be eligible to participate in the Plan except for the three-year Credited Service requirement, and their Eligible Spouses shall be eligible for Benefits under the Plan based on their Credited Service through the date, if any, that the Plan is terminated. The Benefit shall be based on the Retainer in effect as of the earlier of (i) the Director's Retirement, or (ii) the date, if any, that the Plan is terminated, and the commencement date and duration of such Benefit shall be no less favorable than the terms of the Plan as in effect immediately prior to the Change in Control.

    6.2 'CHANGE IN CONTROL' DEFINED. A Change in Control shall mean a Change in Control of the Company which shall be deemed to have occurred if any of the following shall have taken place:

        (a) A Change in Control is reported by the Company in response to either
    Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the 'Exchange Act') or Item 1 of Form 8-K promulgated under the Exchange Act;

        (b) Any 'person' ( as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, is or becomes the 'beneficial owner' (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities; or

        (c) Following the election or removal of directors, a majority of the Board of Directors consists of individuals who were not members of the Board of Directors two years before such election or removal unless the election of each director who was not a director at the beginning of such 2-year period has been approved in advance by directors representing at least a majority of directors then in office who were directors at the beginning of the 2-year period.

                                  ARTICLE VII
                                 MISCELLANEOUS

    7.1 AMENDMENT OR TERMINATION. The Board of Directors of the Company may at any time terminate the Plan and may in any respect amend or modify the Plan except as otherwise provided in Article VI in the event of a Change in Control of the Company. Any such amendment or termination

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shall not, however, adversely affect the rights of any Eligible Director or
Eligible Spouse to any previously accrued benefits under the Plan.

    7.2 SOURCE OF FUNDS. The benefits provided under this Plan will be provided solely from the general assets of the Company. Nothing herein shall be construed to require the Company or the Plan Administrator to maintain any fund or segregate any amount for the benefit of any Eligible Director, and no Eligible Director or Eligible Spouse shall have any claim against or right, or security or other interest in, any fund, account or other asset of the Company from which any payment under this Plan may be made. No promise under this Plan shall be secured in any way.

    7.3 NONALIENATION OF BENEFITS. No right or benefit under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any attempt thereof shall be void. The right of any Eligible Director or any Eligible Spouse to receive any benefit under this Plan shall not be alienable by assignment or any other method, and will not be subject to being taken by his or her creditors by any process whatsoever, and any attempt to cause such right to be so subjected will not be recognized, except to such extent as may be required by law.

    7.4 WITHHOLDING OF TAXES. The Company shall deduct from the amount of any payments hereunder, all taxes required to be withheld by applicable law.

    7.5 GOVERNING LAW. This Plan will be construed, administered and enforced according to the laws of the state of Texas.

    7.6 SEVERABILITY. In the event any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

    IN WITNESS WHEREOF, Imperial Holly Corporation has caused this Plan to be executed in its name and on its behalf by its officers hereunto duly authorized this 22nd day of June, 1992, but effective as of April 1, 1992.

                                          IMPERIAL HOLLY CORPORATION

                                          By

ATTEST:

Secretary

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